SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 26, 2003

SPS TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Pennsylvania	1-4416	23-1116110
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

Two Pitcairn Place, Suite 200

165 Township Line Road

Jenkintown, Pennsylvania 19046

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(215) 517-2000

ITEM 5.    OTHER EVENTS.

On November 26, 2003, SPS Technologies, Inc. issued a press release announcing that it had entered into a memorandum of understanding with counsel to the plaintiffs in a lawsuit related to its proposed merger with Precision Castparts Corp. The lawsuit was originally filed on October 3, 2003, as a class action complaint in the Court of Common Pleas of Montgomery County Pennsylvania, naming as defendants SPS, PCC and each member of the SPS board of directors. The lawsuit was subsequently re-filed as a shareholder derivative action on November 10, 2003. A copy of the press release is filed as Exhibit 99.1 to this report. In connection with the memorandum of understanding, SPS agreed to make the additional disclosures set forth in Exhibit 99.2 to this report with respect to its proposed merger with PCC.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)    Financial Statements of Business Acquired:    Not Applicable

(b)    Pro Forma Financial Information:    Not Applicable

(c)    Exhibits:

99.1	Press Release of SPS Technologies, Inc. issued on November 26, 2003

99.2	SPS Technologies, Inc. Disclosures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS TECHNOLOGIES, INC.

Date: November 26, 2003	By:	/s/ JAMES D. DEE

James D. Dee Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of SPS Technologies, Inc. issued on November 26, 2003
99.2	SPS Technologies, Inc. Disclosures